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                                                                    EXHIBIT 4.33


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                           TRANSTEXAS GAS CORPORATION

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                    FIRST AMENDMENT TO DISBURSEMENT AGREEMENT

                          Dated as of December 30, 1997

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         This First Amendment to Disbursement Agreement (this "First Amendment")
is made as of December 30, 1997, by and between TransAmerican Energy
Corporation, a Delaware corporation ("TEC"), TransTexas Gas Corporation, a Delaware corporation ("TransTexas"), Firstar Bank of Minnesota, N.A. (the "Trustee") and Firstar Bank of Minnesota, N.A., as security intermediary and disbursement agent (the "Disbursement Agent").

         WHEREAS, TEC and the Trustee have entered into an Indenture dated as of June 13, 1997 (the "Indenture"), pursuant to which TEC issued $475,000,000 aggregate principal amount of its 11 1/2% Senior Secured Notes due 2002 and $1,130,000,000 aggregate principal amount of its 13% Senior Secured Discount Notes due 2002 (collectively, the "Notes"); and

         WHEREAS, TEC and TransTexas have entered into a Loan Agreement dated as of June 13, 1997 (the "TransTexas Intercompany Loan Agreement"), pursuant to which TEC agreed to lend to TransTexas an aggregate of $450,000,000 out of the proceeds of the issuance of the Notes; and

         WHEREAS, in connection with the TransTexas Intercompany Loan Agreement, TEC, TransTexas, the Trustee and the Disbursement Agent have entered into a Disbursement Agreement dated as of June 13, 1997 (the "TransTexas Disbursement Agreement"); and

         WHEREAS, TEC, TransTexas, the Trustee and the Disbursement Agent have agreed to an amendment to the TransTexas Disbursement Agreement as hereinafter set forth (the "Proposed Amendment"); and

         WHEREAS, pursuant to Section 9.2 of the Indenture, the holders of not less than 66-2/3% in aggregate Value (as defined in the Indenture) of the Notes have consented to the Proposed Amendment to the TransTexas Disbursement Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this First Amendment hereby agree as follows:

                                    ARTICLE I

               AMENDMENTS TO THE TRANSTEXAS DISBURSEMENT AGREEMENT

         Section 1.01. Section 4.2 of the TransTexas Disbursement Agreement.
Section 4.2 of the TransTexas Disbursement Agreement is hereby amended by adding the following clauses after clause (c):

                  (d) Funds in the Disbursement Account shall be disbursed at any time for the account of TransTexas; provided that TransTexas shall certify to the Disbursement Agent that the funds disbursed shall be used to pay to TEC a consent fee in connection with the amendment of this Agreement and the Intercompany Loan Agreement as such amendments are approved by the Holders.

                  (e) Funds in the Disbursement Account shall be disbursed at any time and from time to time for the account of TransTexas; provided that TransTexas shall certify to the Disbursement Agent that, after giving effect to the disbursement requested, the balance of funds remaining in the Disbursement Account shall be sufficient to fund repurchases under the TransTexas Dividend/Share



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         Repurchase Program in an amount necessary to produce proceeds of such repurchases to TARC or TEC of at least $119 million less any amounts deposited in the accounts governed by the TARC Disbursement Agreement after December 29, 1997.


                                   ARTICLE II

                                  MISCELLANEOUS

         Section 2.01. Ratification and Confirmation. As amended and modified by this First Amendment, the terms and provisions of the TransTexas Disbursement Agreement are hereby ratified and confirmed and shall continue in full force and effect.

         Section 2.02. Reference to TransTexas Disbursement Agreement. The TransTexas Disbursement Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of the TransTexas Disbursement Agreement, are hereby amended so that any reference therein to the TransTexas Disbursement Agreement shall mean a reference to the TransTexas Disbursement Agreement as amended hereby.

         Section 2.03. Counterparts. This First Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 2.04. Headings. The headings, captions and arrangements used in this First Amendment are for convenience only and shall not affect the interpretation of this First Amendment.

         Section 2.05. Governing Law. THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Section 2.06. Certificate and Opinion as to Conditions Precedent. Simultaneously with and as a condition to the execution of this First Amendment, TEC is delivering to the Trustee:

                  (a) an Officers' Certificate in the form attached hereto as Exhibit A; and

                  (b) an Opinion of Counsel covering the matters described in Exhibit B attached hereto.




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date of first written above.


                                  TRANSTEXAS GAS CORPORATION


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
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                                  TRANSAMERICAN ENERGY CORPORATION


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
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                                  FIRSTAR BANK OF MINNESOTA, N.A.,
                                  as Disbursement Agent


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------



                                  FIRSTAR BANK OF MINNESOTA, N.A.,
                                  as Trustee


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


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